UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2005
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No Change
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure.
The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
On October 26, 2005, Harris Corporation (“Harris”) issued a press release announcing, among other things, its results of operations and financial condition as of and for its first quarter of fiscal 2006 and revised guidance regarding expected earnings for fiscal 2006. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Use of Non-GAAP Financial Information
The press release includes a discussion of net income and net income (or earnings) per diluted share for the first quarter of fiscal 2006, earnings guidance for fiscal year 2006 and the results of the Broadcast Communications Division for the first quarter of fiscal 2006, in each case using certain non-GAAP financial measures. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Net income, net income (or earnings) per diluted share and the results of the Broadcast Communications Division for the first quarter of fiscal 2006 excluding the impact of any facility shutdown, relocation expenses, severance costs and other charges associated with the cost reduction actions implemented in our Broadcast Communications segment and excluding costs associated with the acquisition of Leitch Technology Corporation are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, income, income per diluted share and the results of the Broadcast Communications Division for the first quarter of fiscal 2006 on a GAAP basis. Harris also announced that it increased non-GAAP earnings guidance for fiscal year 2006 from the previous range of $1.80 to $1.90 per diluted share, to a current range of $2.00 to $2.10 per diluted share. This non-GAAP earnings guidance excludes the charges associated with cost-reduction items in the Broadcast Communications segment and costs related to the acquisition of Leitch. On a GAAP basis, including such costs, the earnings per share guidance for fiscal 2006 is $1.77 to $1.87. Harris has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.
Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that could have a disproportionate positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to better understand our performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to our financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
The following exhibit is furnished herewith:
Press Release, issued by Harris Corporation on October 26, 2005 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Bryan R. Roub
	Name:	Bryan R. Roub
	Title:	Senior Vice President and Chief Financial Officer

Date: October 26, 2005

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K, Item 601	Description
99.1	Press Release, issued by Harris Corporation on October 26, 2005 (furnished pursuant to Item 2.02 and Item 7.01).